UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	66-0818228
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (203) 674-9900

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The information contained in Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into the registration statement on Form S-3 (File No. 333-266588) of Dorian LPG Ltd. (the “Company”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 5, 2022.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors of the Company (the “Committee”) has approved certain cash bonus payments, restricted share and unit awards and base salaries in recognition of certain officers’ contributions to the Company for the fiscal year ended March 31, 2023. As of the filing of the Form 10-K, the cash bonus payments, restricted share and unit awards and base salaries described below had not been determined, and thus were not included in the Form 10-K. In accordance with Item 5.02(f) of Form 8-K, the Company has included such information herein.

The Committee approved discretionary cash bonus payments to John C. Hadjipateras, John C. Lycouris, Theodore B. Young, Tim T. Hansen and Alexander C. Hadjipateras in the amounts of $1,000,000, $350,000, $550,000, DKK 3,250,000(1) and $300,000, respectively.

(1) Based on a conversion rate of 1 DKK = 0.15 USD, which was the conversion rate used for purposes of the Committee’s approval of the applicable compensation item, Mr. Tim T. Hansen’s discretionary cash bonus payment is $487,500.

The Committee also approved discretionary restricted share and restricted stock unit awards under the Company’s Amended and Restated 2014 Equity Incentive Plan to John C. Hadjipateras, John C. Lycouris, Theodore B. Young, Tim T. Hansen and Alexander C. Hadjipateras in the amounts of 72,500 restricted shares, 30,000 restricted shares, 33,000 restricted shares, 25,000 restricted stock units and 30,000 restricted shares, respectively. The restricted shares and restricted units shall vest ratably and in three equal installments (other than with respect to the restricted shares awarded to Mr. Lycouris, which shall vest in two equal installments) commencing on August 5, 2023 (the “Grant Date”) and on subsequent anniversaries of the Grant Date. Notwithstanding the foregoing, the restricted shares to be issued to each of Mr. John C. Hadjipateras, Mr. John C. Lycouris and Mr. Theodore B. Young that are eligible to vest on August 5, 2025 (and on August 5, 2024 in respect of Mr. John C. Lycouris) shall vest subject to a revised vesting formula to be determined by the Committee.

Additional information relating to compensation paid in the fiscal year ended March 31, 2023 or earned by each of the Company’s named executive officers in respect of the same period will be included in the Company’s Proxy Statement to be filed with the Commission respect to the Company’s 2023 Annual Meeting of Shareholders.

Named Executive Officer Base Salaries

In addition to the foregoing, the Committee approved the following annual base salaries for the following named executive officers, effective April 1, 2023: (i) a base salary increase for Tim T. Hansen from DKK 3,750,000 to DKK 3,900,000(2) and (ii) the base salaries would not be changed for the other named executive officers, which would remain at $650,000 for John C. Hadjipateras, $550,000 for Theodore B. Young, $550,000 for John C. Lycouris and $370,000 for Alexander C. Hadjipateras.

(2) Based on a conversion rate of 1 DKK = 0.15 USD, which was the conversion rate used for purposes of the Committee’s approval of the applicable compensation item, Mr. Tim T. Hansen’s base salary increased from $525,000 to $585,000.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description
10.1	Form of Restricted Stock Award Agreement
10.2	Form of Restricted Stock Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

July 7, 2023		DORIAN LPG LTD.
(registrant)

	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer